                                                         (in thousands of dollars, except ratios)
                                                                          Historical
                                                                     Fiscal Years Ended
                                                   --------------------------------------------------------
                                                                                      Restated     Restated
                                                    1/2/94     1/1/95    12/31/95     12/31/96     12/28/97
                                                   --------------------------------------------------------
Earnings
     Pretax income from continuing operations      134,000.0  144,794.0   60,635.0   (261,805.0)   92,670.0
     Add: Fixed charges, below                       8,807.7   10,774.3   15,571.7     16,654.7    14,747.7
     Less: Interest capitalized                          0.0     (867.0)  (3,268.0)      (400.0)     (900.0)
                                                   --------------------------------------------------------
                                                   142,807.7  154,701.3   72,938.7   (245,550.3)  106,517.7
                                                   ========================================================

Fixed Charges                                        6,310.0    6,974.0    9,437.0     13,588.0    11,381.0
     Interest expense                                    0.0      867.0    3,268.0        400.0       900.0
     Capitalized interest                                0.0        0.0        0.0          0.0         0.0
     Preferred stock dividends                       2,497.7    2,933.3    2,866.7      2,666.7     2,466.7
                                                   --------------------------------------------------------
     1/3 rent expense                                8,807.7   10,774.3   15,571.7     16,654.7    14,747.7
                                                   ========================================================
Ratio of earnings to fixed charges                      16.2       14.4        4.7       (14.7)         7.2
                                                   ========================================================

     Rent expense                                    7,493.1    8,799.9    8,600.1     8,000.1      7,400.1
+    Annualized

Amount by which earnings do not
     meet fixed charges                                                              262,205.0



                                                     (in thousands of dollars, except ratios)
                                                       Historical               Pro Forma
                                                    Nine Months Ended
                                                   -------------------    ----------------------
                                                    Restated                For year  Nine Months
                                                     9/30/97   9/30/98      12/28/97    9/30/98
                                                   -------------------    ----------------------
Earnings
     Pretax income from continuing operations       72,079.0  (476,087.0)   (3,847.0)  (505,658.0)
     Add: Fixed charges, below                       9,898.3    94,423.3   114,944.7    119,201.3
     Less: Interest capitalized                       (559.0)     (646.0)     (900.0)      (646.0)
                                                   ---------------------  -----------------------
                                                    81,418.3  (382,309.7)  110,197.7   (387,102.7)
                                                   =====================  =======================
Fixed Charges
     Interest expense                                7,816.0    90,149.0   111,578.0    114,927.0
     Capitalized interest                              559.0       646.0       900.0        646.0
     Preferred stock dividends                           0.0         0.0         0.0          0.0
     1/3 rent expense                                1,523.3     3,628.3     2,466.7      3,628.3
                                                   ---------------------  -----------------------
                                                     9,898.3    94,423.3   114,944.7    119,201.3
                                                   =====================  =======================
Ratio of earnings to fixed charges                       8.2        (4.0)        1.0         (3.2)

     Rent expense                                    4,570.0    10,885.0
+    Annualized                                      6,093.3    14,513.3

Amount by which earnings do not
     meet fixed charges                                        476,733.0                506,304.0
